Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-1 of Lordstown Motors Corp. (the “Company”) of our report dated August 24, 2020, with respect to the financial statements of the Company which appear in the Registration Statement, and to all references to our Firm included in this Registration Statement.

/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio

December 1, 2020